UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2015

REPUBLIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Republic Bancorp, Inc. held its Annual Meeting of Shareholders on Thursday, April 23, 2015 (“Annual Meeting”). The following matters were voted upon:

(1)  The election of Directors;
(2)  The approval of the 2015 Stock Incentive Plan;
(3)  An advisory approval of the compensation of the Named Executive Officers;
(4)  The ratification of Crowe Horwath LLP as the independent registered public accountants for the year ending December 31, 2015; and

The final number of votes cast with respect to each matter is set out below:

(1)  The election of Directors:

Nominee	Votes For	Votes Withheld	Broker Non Votes
Steven E. Trager	34,514,488	549,743	2,406,161
A. Scott Trager	34,728,049	336,181	2,406,161
R. Wayne Stratton	34,820,016	244,215	2,406,161
Michael T. Rust	34,613,450	450,781	2,406,161
Sandra Metts Snowden	34,539,109	525,121	2,406,161
Susan Stout Tamme	34,601,246	462,984	2,406,161
Craig A. Greenberg	32,467,238	2,596,993	2,406,161

(2)  The approval of the 2015 Stock Incentive Plan:

For	33,044,554
Against	1,939,854
Abstain	79,822
Broker Non Vote	2,406,161

(3)  An advisory approval of the compensation of the Named Executive Officers:

For	34,831,858
Against	128,932
Abstain	103,440
Broker Non Vote	2,406,161

(4)  The ratification of Crowe Horwath LLP as the independent registered public accountants for the year ending December 31, 2015:

For	37,064,299
Against	377,166
Abstain	28,927
Broker Non Vote	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date:	April 27, 2015	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial
Officer & Chief Accounting Officer

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